                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                  FORM 8-K / A
                                 Amendment No. 1
                                 Current Report

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): March 8, 1996
                                                          ---------------


                      PEGASUS MEDIA & COMMUNICATIONS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




         Delaware                      33-95042                23-2778525
         --------                      --------                ----------
(State of other jurisdiction of      (Commission             (IRS Employer
 incorporation of organization)      File Number)         Identification Number)




   c/o BDI Associates, L.P.; 100 Matsonford Road
  5 Radnor Corporate Center; Suite 454, Radnor, PA                  19087
  ------------------------------------------------                  ------
    (Address of principal executive offices)                     (Zip code)


       Registrant's telephone number, including area code: (610) 341-1801
                                                           --------------

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

This amendment to Form 8-K is being filed solely for the purpose of providing certain financial statements that were omitted from Item 7 (a) and 7 (b) of the original Form 8-K.

Item 7: Financial Statements, Pro Forma Financial Information and Exhibits
        ------------------------------------------------------------------

(a)      Financial Statements of Business Acquired
                                                                                    Page
                                                                                    ----
(i)  WTLH, Inc.

Report of Independent Auditors                                                       F-1

Balance Sheets as of December 31, 1995 and 1994                                      F-2

Statements of Operations for the years ended December 31, 1995 and 1994              F-3

Statements of Capital Deficiency for the years ended December 31, 1995 and 1994      F-4

Statements of Cash Flows for the years ended December 31, 1995 and 1994              F-5

Notes to Consolidated Financial Statements                                          F6-F11


(b)      Pro Forma Financial Information                                            Page
                                                                                    ----

Pro Forma Combined Balance Sheet as of December 31, 1995                             F-12

Pro Forma Combined Statements of Operations for the year ended December 31, 1995     F-13

(c) Exhibits:

Exhibit
- - -------
Number      Description of Document
- - ------      -----------------------
1           Asset Purchase Agreement, dated October 13, 1995, among WTLH, Inc. ("WTLH"), General
            Management Consultants, Inc. ("GMC"), TV 57 Live-Oak Gainsville, Inc. ("TV 57"),
            Paul Lansat, Renee Lansat and Pegasus Broadcast Television, Inc. ("PBT")
            (Incorporated by reference to Exhibit A to Exhibit 2.1 to the Company's Registration
            Statement or Form S-4, No. 33-95042 (the "Registation Statement")).
2           Agreement of Sale dated October 13, 1995, between Lansat Communications Inc. ("LCI")
            and PBT (Incorporated by reference to Exhibit B to Exhibit 2.1 to the Company's
            Registration Statement).
3           Modification Agreement, dated March 8, 1996, among WTLH, GMC, TV 57, LCI, Paul
            Lansat, Renee Lansat, PBT, WTLH License Corp. ("License Corp.") and Pegasus
            Communications Holdings, Inc. ("PCH"). (Exhibits, described in the agreement, are omitted but will be furnished supplementally to the Commission on request.)



(c) Exhibits (continued):

Exhibit
- - -------
Number      Description of Document
- - ------      -----------------------
4           Put-Call and Security Agreement, dated March 8, 1996, among WTLH, GMC, Paul
            Lansat, Renee Lansat, License Corp., PBT and PCH. (Exhibits, described in the agreement, are omitted but will be furnished supplementally to the Commission on request.)
5           Time Brokerage Agreement, dated March 8, 1996, among GMC, WTLH and PCH (to be assigned to a subsidiary of the Company).
6           Noncompetition Agreement, dated March 8, 1996, among Paul Lansat, Renee Lansat,
            PCH, PBT and License Corp.
7           Noncompetition Agreement, dated March 8, 1996, among Frank Watson, PCH, PBT and
            License Corp.






                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed below on its behalf by the undersigned thereunto duly authorized.




                                By: /s/  Robert N. Verdecchio
                                   --------------------------------------------
                                   Robert N. Verdecchio, Senior Vice President,
                                   Chief Financial Officer
                                   (Principal Financial and Accounting Officer)

                                   Date: May 10, 1996
                                         ---------------------------------

Report of Independent Accountants




To the Stockholders of
WTLH, Inc.


We have audited the accompanying balance sheet of WTLH, Inc. as of December 31, 1995 and 1994, and the related statements of operations, capital deficiency, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WTLH, Inc. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.



                                     /s/ COOPERS & LYBRAND LLP
                                     --------------------------
                                         COOPERS & LYBRAND LLP





Jacksonville, Florida
March 8, 1996

WTLH, Inc.
Balance Sheets
December 31, 1995 and 1994



ASSETS                                                   1995           1994

Current assets:
    Cash                                               $ 337,665    $ 190,582
    Accounts receivable, less allowance for doubtful
      accounts of $8,000 in 1995 and 1994,
      respectively                                       673,434      623,317
    Film rights                                          200,585      154,098
    Prepaid expenses                                       4,475        6,925
    Deferred income taxes                                 71,347      176,753
                                                     -----------  -----------
         Total current assets                          1,287,506    1,151,675

Equipment, net                                            51,005       77,283
Building and equipment under capital leases, net         692,819      226,003
Film rights                                              262,022      216,745
Deferred income taxes                                     24,790       24,291
Deposits and other assets                                  8,992       11,914
                                                     -----------  -----------
         Total assets                                $ 2,327,134  $ 1,707,911
                                                     ===========  ===========

LIABILITIES AND CAPITAL DEFICIENCY

Current liabilities:
    Accounts payable                                 $   175,809  $   148,449
    Accrued interest due affiliates                      180,953      237,360
    Other accrued expenses                                74,489       76,460
    Current portion of long-term debt to affiliates            0        4,250
    Current portion of capital lease obligations          13,543       20,049
    Current portion of film rights payable               225,211      169,475
                                                     -----------  -----------
         Total current liabilities                       670,005      656,043

Long-term liabilities:
    Long-term debt to affiliates                         531,181      610,257
    Obligations under capital leases                     740,635      259,970
    Film rights payable                                  280,117      248,138
    Subordinated debt                                  1,200,000    1,200,000
                                                     -----------  -----------
         Total liabilities                             3,421,938    2,974,408

Shareholder deficiency:

    Common stock, $1 par value, 1,000 shares
      authorized, 100 shares issued and outstanding          100          100
    Additional paid-in capital                               900          900
    Accumulated deficit                                 (973,946)  (1,145,639)
    Receivable from affiliate                           (121,858)    (121,858)
                                                     -----------  -----------
         Total capital deficiency                     (1,094,804)  (1,266,497)
                                                     -----------  -----------
         Total liabilities and capital deficiency    $ 2,327,134  $ 1,707,911
                                                     ===========  ===========

          See accompanying notes to financial statements.

WTLH, Inc.
Statements of Operations
for the years ended December 31, 1995 and 1994

                                                         1995       1994
Revenues:
    Broadcasting revenue, net of agency commissions
      of  $585,124 and $537,810 in 1995 and 1994,
      respectively                                   $ 2,313,467  $ 2,256,174
    Barter broadcasting revenue                          470,589      310,208
                                                     -----------  -----------
         Total revenues                                2,784,056    2,566,382
                                                     -----------  -----------
Operating expenses:
    Technical and operations                             320,215      278,312
    Programming, including amortization of $199,260
      and $194,993 in 1995 and 1994, respectively        253,959      242,769
    Barter programming                                   470,589      310,208
    General and administrative                           440,370      401,675
    Promotion                                            346,529      237,419
    Sales                                                300,903      279,031
    Depreciation                                         107,197      135,474
    Management fee                                        40,500       55,600
                                                     -----------  -----------
         Total operating expenses                      2,280,262    1,940,488
                                                     -----------  -----------

         Income from operations                          503,794      625,894

Interest expense                                        (163,111)    (135,064)
Other expenses, net                                      (63,743)           0
                                                     -----------  -----------
         Income before income taxes                      276,940      490,830

Provision for income taxes                               105,247      190,000
                                                     -----------  -----------
         Net income                                  $   171,693  $   300,830
                                                     ===========  ===========

          See accompanying notes to financial statements.

WTLH, Inc.
Statements of Capital Deficiency
for the years ended December 31, 1995 and 1994

                                              Additional                         Receivable            Total
                                  Common       Paid-In                              From              Capital
                                   Stock       Capital         Deficit            Affiliate         Deficiency
                                  ------      ----------    ------------        -----------        -------------
Balance, December 31, 1993        $ 100        $ 900        $(1,446,469)        $ (121,858)        $ (1,567,327)

Net income                            0            0            300,830                  0              300,830
                                  -----        -----        -----------         ----------         ------------

Balance, December 31, 1994          100          900         (1,145,639)          (121,858)          (1,266,497)

Net income                            0            0            171,693                  0              171,693
                                  -----        -----        -----------         ----------         ------------

Balance, December 31, 1995        $ 100        $ 900        $  (973,946)        $ (121,858)        $ (1,094,804)
                                  =====        =====        ===========         ==========         ============

          See accompanying notes to financial statements.

WTLH, Inc.
Statements of Cash Flows
for the years ended December 31, 1995 and 1994

                                                         1995       1994

Cash flows from operating activities:
    Net income                                         $ 171,693    $ 300,830
    Adjustments to reconcile net income to net cash
       provided by operating activities:
         Depreciation                                    107,197      135,474
         Deferred income taxes                           104,907      186,243
         Loss on sale of fixed assets                      2,853            0
         Change in assets and liabilities:
              Accounts receivable                        (50,117)    (191,338)
              Film rights                                (91,764)     106,738
              Prepaid expenses                             2,450          675
              Other assets                                 2,922          276
              Accounts payable                            27,360     (104,678)
              Accrued interest due affiliates            (56,407)      27,172
              Other accrued expenses                      (1,973)     (20,109)
              Film rights payable                         87,715      (84,401)
                                                       ---------    ---------
                   Net cash provided by operating
                      activities                         306,836      356,882
                                                       ---------    ---------
Cash flows from investing activities:
    Purchase of property and equipment                   (28,311)     (34,973)
    Proceeds from sale of vehicle                          2,723            0
                                                       ---------    ---------
                   Net cash used in investing
                      activities                         (25,588)     (34,973)
                                                       ---------    ---------
Cash flows from financing activities:
    Principal payments on long-term debt to
       affiliates                                        (83,324)    (108,586)
    Payments made under capital leases                   (50,841)     (16,426)
                                                       ---------    ---------
                   Net cash used in financing
                      activities                        (134,165)    (125,012)
                                                       ---------    ---------
Net increase in cash                                     147,083      196,897

Cash (overdraft) at beginning of year                    190,582       (6,315)
                                                       ---------    ---------
Cash at end of year                                    $ 337,665    $ 190,582
                                                       =========    =========

Supplemental Disclosure of Cash Flow Information:
         Cash paid for interest                        $ 224,404    $ 103,287
                                                       =========    =========
         Cash paid for income taxes                    $   7,757    $       0
                                                       =========    =========
Supplemental Schedule of Noncash Investing and
   Financing Activities:
    Capital lease obligation incurred for building     $ 525,000    $       0
                                                       =========    =========
          See accompanying notes to financial statements.

WTLH, Inc.
Notes to Financial Statements



1. Summary of Significant Accounting Policies:

   Organization - WTLH, Inc. (the Company) was formed in 1988 to own and operate a broadcast television station, WTLH, located in Tallahassee, Florida. The station is a Fox Network affiliate.

   Property and Equipment - Property and equipment are stated at cost less accumulated depreciation. Major renewals and betterments are capitalized. Maintenance and repairs are expensed as incurred.

   Depreciation of property and equipment is computed using principally accelerated methods based upon the following estimated useful lives:


      Transmitter and studio equipment     5-7 years
      Tower & Building                      20 years
      Computer equipment                     5 years
      Furniture and fixtures                 7 years
      Other equipment                      5-7 years


   Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Film Rights - The Company enters into agreements to show motion pictures and syndicated programs on television. Only the rights and associated liabilities for those films and programs currently available for showing are recorded on the Company's books. These rights are recorded at cost, the gross amount of the contract liability. Program rights are amortized over the license period, which approximates amortization based on the estimated number of showings during the contract period, using the straight-line method except where an accelerated method would produce more appropriate matching of cost with revenue. Payments for the contracts are made pursuant to contractual terms over periods which are generally shorter than the license periods.

   Programming - The Company obtains a portion of its programming, including presold advertisements, through its network affiliation agreement with Fox Broadcasting, Inc. ("Fox"), and also through independent producers. The Company does not make any direct payments for network and certain independent producers' programming. For broadcasting network programming, the Company receives payments from Fox, which totaled $63,023 and $38,359 for the years ended December 31, 1994 and 1995, respectively. For running independent producers' programming, the Company receives no direct payments. Instead, the Company retains a portion of the available advertisement spots to sell on its own account, which are recorded as broadcasting revenue. Management estimates the value, and related programming expense, of the presold advertising included in the independent producers' programming to be $470,589 and $310,208 for the years ended December 31, 1995 and 1994, respectively. These amounts are presented gross as barter broadcasting revenue and barter programming expense in the accompanying financial statements.

   Income Taxes - Deferred income tax assets are recognized for the expected future consequences of events that have been included in the financial statements and income tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.


2.   Property and Equipment:

   The major classes of property and equipment consist of the following:

                                                    1995            1994

   Transmitter and studio equipment              $718,958         $731,962
   Computer equipment                              25,019           40,772
   Furniture and fixtures                          27,914           27,914
   Other equipment                                 63,827           56,141
                                                 --------         --------
                                                  835,718          856,789
   Less accumulated depreciation                  784,713          779,506
                                                 --------         --------
                                                 $ 51,005         $ 77,283
                                                 ========         ========

   Building and equipment under capital leases consist of the following:

                                                    1995            1994

   Building                                      $525,000         $      0
   Transmitter and studio equipment                38,400           38,400
   Tower                                          210,055          210,055
   Computer equipment                              41,300           41,300
   Furniture and fixtures                           7,950            7,950
   Vehicle                                              0            8,952
                                                 --------         --------
                                                  822,705          306,657
   Less accumulated depreciation                  129,886           80,654
                                                 --------         --------
                                                 $692,819         $226,003
                                                 ========         ========

   Depreciation expense amounted to $107,197 and $135,474 for December 31, 1995 and 1994, respectively.

3.   Long-Term Debt to Affiliates:

   The following is a summary of long-term debt to affiliates:

                                                          1995       1995
    Note payable to affiliated company
      through common ownership, interest at
      12.97%, due at the earlier of August
      12, 1999 or the date the station is
      refinanced or sold, collateralized by
      an assignment of outstanding accounts
      receivable                                        $418,623    $453,673

    Note payable to stockholders, interest
      at 12.97%, due upon sale of the
      station                                            112,558     156,584

     Other                                                     0       4,250
                                                        --------    --------
       Total                                             531,181     614,507

       Less current portion                                    0       4,250
                                                        --------    --------
       Long-term debt to affiliates                     $531,181    $610,257
                                                        ========    ========


   Scheduled maturities of long-term debt to affiliates, exclusive of $112,558 for sale of the station, are as follows:

                           1999         $418,623
                                        ========

4. Leases:

   The Company leases a broadcasting tower, a vehicle and computer and other equipment which have been accounted for as capital leases. The following is a summary of capital lease obligations at December 31:

    Lease of a building with stockholders,
     interest at 10.4%, payable in varying
     monthly installments through January
     1, 2014.                                           $497,634    $      0

    Lease of a broadcasting tower with an
     affiliated company through common
     ownership, interest at 12.97%, payable
     in varying monthly installments
     through October 2010.                               210,055     210,055

    Lease of equipment, interest at 14.47%,
     payable in monthly installments of
     $1,114 through August 1998.                          25,170      33,283

    Leases of computer equipment, interest
     ranging from 12.05% to 17.42%, payable
     in monthly installments ranging from
     $166 to $725 through April 1998.                     19,329      27,653

    Lease of a vehicle, interest at 9%,
     payable in monthly installments of
     $285 through July 1996.                                   0       4,776

                                                            1995       1994
   Lease of telephone equipment, interest
    at 14.33%, payable in monthly
    installments of $227 through January
    1997.                                                  1,990       4,252
                                                        --------    --------

      Total                                              754,178     280,019

      Less current portion                               (13,543)    (20,049)
                                                        --------    --------

      Long-term portion                                 $740,635    $259,970
                                                        ========    ========


   The Company also leases its studios, the land surrounding its tower from an affiliated company, three vehicles from its stockholders and various other equipment under non-cancelable operating leases. The leases expire at various dates through 2014. Rent expense under non-cancelable operating leases totaled $166,680 and $141,684 for the years ended December 31, 1995 and 1994, respectively.

   Future minimum payments under capital leases and non-cancelable operating leases consist of the following:

                                                     Capital    Operating
   Year ended December 31:                           Leases       Leases
                                                   ---------    ----------

   1996                                            $  97,613     $151,728
   1997                                              102,767       63,575
   1998                                               94,240       46,495
   1999                                               88,211       35,321
   2000                                               92,428       36,387
   Thereafter                                      1,473,638      634,110
                                                  ----------     --------
     Total lease payments                          1,948,897      967,616
     Less amount representing interest             1,194,719            0
                                                  ----------     --------
     Present value of net minimum lease payments  $  754,178     $967,616
                                                  ==========     ========


5. Film Rights Payable:

   Commitments for film rights payable are as follows for years ended December
   31:
                            1996              $225,211
                            1997               143,208
                            1998                93,668
                            1999                40,457
                            2000                 2,784
                                              --------
                                              $505,328
                                              ========

   The Company has entered into agreements totaling $154,500 as of December 31, 1995, which are not yet available for showing at December 31, 1995, and, accordingly, are not recorded on the Company's financial statements.

6. Income Taxes:

   The provision for income taxes is summarized as follows at December 31:

                                               1995          1994

        Current                              $      0      $  3,757
        Deferred                              105,247       186,243
                                             --------      --------
                                             $105,247      $190,000
                                             ========      ========


   The differences between the federal statutory tax rate and the Company's effective tax rate are as follows at December 31:

                                                         1995      1994

        Federal income tax at federal statutory rate     34.0%     34.0
        State income taxes, net of federal
          income tax benefit                              3.6       3.6
        Other                                             0.6       1.1
                                                         ----      ----
                                                         38.2%     38.7%
                                                         ====      ====

   The components of net deferred tax assets are as follows:

                                                          1995       1994
         Current deferred tax assets:
              Net operating loss benefits             $  14,044   $  80,714
              Accrued interest due affiliates            54,293      92,869
              Allowance for doubtful accounts             3,010       3,170
                                                      ---------   ---------
                                                         71,347     176,753
         Long-term deferred tax assets:
              Program rights amortization                24,790      24,291
                                                      ---------   ---------
                                                      $  96,137   $ 201,044
                                                      =========   =========


   The Company has recorded a deferred tax asset of $96,137, including the benefit of approximately $37,000 in loss carryforwards, which expire in 2006. Realization is dependent on generating sufficient taxable income prior to expiration of the loss carryforwards. Although realization is not assured, management believes it is more likely than not that all of the deferred tax asset will be realized. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.

7. Related Party Transactions:

   The Company has a $121,858 receivable from an affiliated company for reimbursement of certain costs. The receivable is non interest bearing with no fixed terms of repayment. The receivable has been presented as a reduction of stockholders' equity in the accompanying financial statements.

   The Company paid $151,500 (including $111,000 of payments for lease obligations which have been reclassified for financial statement presentation purposes) and $55,600 in management fees to an affiliated company through common ownership for the years ended December 31, 1995 and 1994, respectively.

   The Company made payments to stockholders and affiliates under leases as described in Note 4 aggregating $138,236 and $45,777 for the years ended December 31, 1995 and 1994, respectively.



8. Financial Instruments:

   Concentrations of Credit Risk - Certain financial instruments potentially subject the Company to concentrations of credit risk. These financial instruments consist primarily of accounts receivable. Concentrations of credit risk with respect to receivables are limited due to the large number of customers comprising the Company's customer base and their dispersion across different business and geographic regions of which approximately 60% was related to national accounts.

   Disclosures About Fair Value of Financial Instruments - The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

     Cash: The carrying amount approximates fair value.

     Long-Term Debt: The fair value of the Company's long-term debt is estimated using discounted cash flow analysis, based on the incremental borrowing rates available to the Company.



9. Subordinated Debt:

   The $1,200,000 subordinated debt is non-interest bearing and is payable to the Company's former stockholder under certain circumstances. The debt is subordinate to up to $1,500,000 of institutional or stockholder loans and is collateralized by all tangible and intangible personal property of the Company.

   In connection with the sale of the Company (see Note 10) a settlement agreement was entered into that reduced the outstanding liability to $521,100, which was paid in March 1996.



10. Subsequent Event:

   On March 8, 1996, the principal assets of the company was sold to Pegasus Media Communications, Inc. for $5 million in cash, including payments under noncompetition agreements with the owners and an employee of the station.

                      Pegasus Media & Communications, Inc.
                        Pro Forma Combined Balance Sheet
                               December 31, 1995

                                                            Portland Broadcasting, Inc.           WTLH, Inc.
                                              Pegasus       ---------------------------    ------------------------
        ASSETS                                 Actual       Actual(a)    Adjustments(b)    Actual(c)    Adjustments    Pro Forma
                                              -------       ---------------------------    ------------------------    ---------
Cash and cash equivalents                     $11,967                      ($ 9,720)                                    $  2,247
Restricted cash                                 9,881                                                                      9,881
Accounts receivable, net                        4,881        $  759                              4                         5,644
Current portion of program rights                 932                                                                        932
Inventory                                       1,101                                                                      1,101
Prepaid expenses and other current assets         340            43             272             17                           672
Property and equipment, net                    16,264           567                          2,146                        18,977
Intangible assets and other assets, net        48,118                         9,990          5,909                        64,017
Program rights                                  1,933           116                                                        2,048
                                              -------        ----------------------------   -----------------------     --------
  Total assets                                $95,417        $1,484         $   542         $8,076                      $105,519
                                              =======        ============================   ========================    ========

    LIABILITIES AND TOTAL EQUITY

Notes payable                                 $   164                                                                   $    164
Current portion of long-term debt                 240         6,861          (6,861)                                         240
Current liabilities                             5,005         2,098          (1,476)            26                         5,653
Accrued interest                                5,174         1,502          (1,502)                                       5,174
Current portion of program rights payable       1,142         1,243            (838)                                       1,547
Long-term debt, net                            82,234            18             982          8,050                        91,284
Program rights payable                          1,421            24             (24)                                       1,421
Deferred taxes                                    212                                                                        212
Total equity (deficiency)                        (175)      (10,262)         10,262                                         (175)
                                              -------        ----------------------------   -----------------------     --------
  Total liabilities and equity                $95,417        $1,484         $   542         $8,076                      $105,519
                                              =======        ============================   ========================    ========

(a) Portland Broadcasting, Inc. balance sheet is recorded as of January 29, 1996, the acquisition date of the Company.

(b) To record the acquisition of 100% of the stock of Portland Broadcasting, Inc., the payoff of substantially all of the liabilities and the $1 million draw on the Company's credit facility.

(c) WTLH, Inc. balance sheet is recorded as of March 8, 1996, the acquisiiton date.

                      Pegasus Media & Communications, Inc.
                   Pro Forma Combined Statement of Operations
                          Year Ended December 31, 1995

                                                            Portland Broadcasting, Inc.           WTLH, Inc.
                                              Pegasus       ---------------------------    ------------------------
                                               Actual        Actual        Adjustments      Actual      Adjustments    Pro Forma
                                              -------       ---------------------------    ------------------------    ---------
Net Revenues:
  Television                                  $19,974        $4,409             $58         $2,784             $81 (a)  $27,306
  Cable                                        10,606                                                                    10,606
  Satellite                                     1,469                                                                     1,469
                                              -------       -----------------------------   -----------------------     --------
    Total net revenues                         32,049         4,409              58          2,784              81       39,381
                                              -------       -----------------------------   -----------------------     --------
Operating expenses:
  Television                                   13,980         3,441                          2,133            (111)(b)   19,443
  Cable                                         5,791                                                                     5,791
  Satellite                                     1,379                                                                     1,379
  Incentive compensation                          528                                                                       528
  Management fees                               1,770           147              81             40              99 (c)    2,138
  Depreciation and amortization                 8,674           212             250            107             580 (d)    9,823
                                              -------       -----------------------------   -----------------------     --------
    Income (loss) from operations                 (73)          609            (273)           504            (487)         280

Interest expense                               (8,795)       (1,138)            251           (163)           (551)(e)  (10,397)
Other income (expenses), net                      326          (542)            542            (64)             64 (f)      326
                                              -------       -----------------------------   -----------------------     --------
Loss before income taxes and
 extraordinary items                           (8,542)       (1,071)            519            277            (975)      (9,791)
Provision for income taxes                        (30)                                        (105)                        (135)
                                              -------       -----------------------------   -----------------------     --------
  Loss before extraordinary items              (8,572)       (1,071)            519            172            (975)      (9,927)
Extraordinary gain from
 extinguishment of debt, net                   10,210                                                                    10,210
                                              -------       -----------------------------   -----------------------     --------
  Net income                                  $ 1,638       ($1,071)           $519           $172           ($975)      $  284
                                              =======       =============================   ========================    ========

Income (loss) per share:
  Loss before extraordinary items             ($51.73)       ($6.46)          $3.13          $1.04           ($5.88)     ($59.91)
  Extraordinary gain                            61.62                                                                      61.62
                                              -------       -----------------------------   -----------------------     --------
  Net income                                    $9.88        ($6.47)          $3.13          $1.04           ($5.88)       $1.71
                                              =======       =============================   ========================    ========
  Weighted average shares outstanding         165,692       165,692         165,692        165,692          165,692      165,692
                                              =======       =============================   ========================    ========

(a) To reduce the commission rate paid by WLTH, Inc. ("WLTH") to its national advertising sales representative to the commission rate specified in the Company's contract.

(b) To eliminate affiliated lease payments on property acquired in connection with the acquisition of WTLH.

(c) To adjust management fees to equal to five percent of total net revenues as provided in the Management Agreement.

(d) To adjust depreciation and amortization for all assets recorded by the Company in connection with the acquisition of WTLH.

(e) To remove interest expense on the WLTH debt and record interest expense on the $5 million draw on the Company's credit facility and the $3 million nonrecourse deferred purchase obligation of an unrestricted subsidiary of the Company incurred in connection with the acquisition of WTLH.

(f)  To eliminate nonrecurring, nonoperating expenses.